KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL TITANIUM DIOXIDE PRODUCTS SOLD IN EUROPE

CRANBURY, NEW JERSEY – December 5, 2011 – Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all titanium dioxide products sold in Western Europe, Eastern Europe and Turkey.

Effective January 1, 2012, or as permitted by contract, prices for all Kronos® titanium dioxide products sold in Western Europe and Turkey will increase by 300 Euro per metric ton (or equivalent in other currencies).

In the US dollar markets of Eastern Europe the price increase will be 400 US$ per metric ton.

This increase is in addition to the increases previously announced.

        Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

*****